Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues were $106.3 million; GAAP earnings were $0.12 per diluted share; non-GAAP earnings were $0.25 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--May 4, 2023--Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended March 31, 2023. Net revenues for the first quarter were $106.3 million, down 15 percent compared to the prior quarter and down 42 percent from the first quarter of 2022. Net income for the first quarter was $6.9 million or $0.12 per diluted share compared to $0.40 per diluted share in the prior quarter and $0.77 per diluted share in the first quarter of 2022. Cash flow from operations for the first quarter was $16.6 million.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the tax effects of these items. Non-GAAP net income for the first quarter of 2023 was $14.2 million or $0.25 per diluted share compared to $0.48 per diluted share in the prior quarter and $0.93 per diluted share in the first quarter of 2022. A reconciliation of GAAP to non-GAAP financial results is included with the tables accompanying this press release.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “First-quarter revenues were in line with our expectations, and sell-through exceeded sell-in by a wider-than-expected margin. The resulting reduction in distributor inventories combined with improved order trends indicates that while end-market demand remains subdued, our revenues have bottomed and a cyclical recovery is underway.

“Meanwhile, we continue to gain share in a variety of end-markets while making excellent progress on growth initiatives such as motor-drive, automotive and our proprietary gallium-nitride technology. In March we introduced our first 900-volt GaN products, bringing the benefits of GaN to a wider range of industrial and appliance applications. The new 900-volt products include our first GaN-based ICs for the EV market, where the efficiency and size benefits of GaN are critical as carmakers power more systems from the main battery.”

Power Integrations paid a dividend of $0.19 per share on March 31, 2023. A dividend of $0.19 per share is to be paid on June 30, 2023, to stockholders of record as of May 31, 2023.

Financial Outlook

The company issued the following forecast for the second quarter of 2023:

  Revenues are expected to be $122 million plus or minus $5 million.
  GAAP gross margin is expected to be approximately 51.5 percent, and non-GAAP gross margin is expected to be approximately 52 percent. The difference between GAAP and non-GAAP gross margins is approximately equally attributable to stock-based compensation and amortization of acquisition-related intangible assets.
  GAAP operating expenses are expected to be approximately $52.5 million; non-GAAP operating expenses are expected to be approximately $44.5 million. Non-GAAP expenses are expected to exclude about $8 million of stock-based compensation.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can register for the call by visiting the following link: https://conferencingportals.com/event/tVwwQxvn. A live webcast of the call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance, that revenues have bottomed and that a recovery is underway are forward-looking statements reflecting management's current expectations and beliefs. These statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic on demand for the company’s products, its ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global economic and geopolitical conditions, including such factors as inflation, armed conflicts and trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 7, 2023. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
NET REVENUES	$106,297	$124,770	$182,149

COST OF REVENUES	52,340	57,416	81,474

GROSS PROFIT	53,957	67,354	100,675

OPERATING EXPENSES:
Research and development	23,981	23,504	23,678
Sales and marketing	15,885	15,493	16,155
General and administrative	8,334	7,465	9,614
Amortization of acquisition-related intangible assets	-	-	181
Total operating expenses	48,200	46,462	49,628

INCOME FROM OPERATIONS	5,757	20,892	51,047

OTHER INCOME	1,714	785	554

INCOME BEFORE INCOME TAXES	7,471	21,677	51,601

PROVISION (BENEFIT) FOR INCOME TAXES	596	(1,138)	5,353

NET INCOME	$6,875	$22,815	$46,248

EARNINGS PER SHARE:
Basic	$0.12	$0.40	$0.78
Diluted	$0.12	$0.40	$0.77

SHARES USED IN PER-SHARE CALCULATION:
Basic	57,105	57,094	59,238
Diluted	57,579	57,535	60,107

SUPPLEMENTAL INFORMATION:	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Stock-based compensation expenses included in:
Cost of revenues	$301	$405	$320
Research and development	2,668	2,716	3,055
Sales and marketing	1,653	1,643	1,948
General and administrative	2,746	1,890	3,690
Total stock-based compensation expense	$7,368	$6,654	$9,013

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$482	$482	$482

	Three Months Ended
REVENUE MIX BY END MARKET	March 31, 2023	December 31, 2022	March 31, 2022
Communications	28%	23%	26%
Computer	14%	12%	10%
Consumer	24%	26%	35%
Industrial	34%	39%	29%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$53,957	$67,354	$100,675
	GAAP gross margin	50.8%	54.0%	55.3%

	Stock-based compensation included in cost of revenues	301	405	320
	Amortization of acquisition-related intangible assets	482	482	482

Non-GAAP gross profit		$54,740	$68,241	$101,477
	Non-GAAP gross margin	51.5%	54.7%	55.7%

		Three Months Ended
	RECONCILIATION OF OPERATING EXPENSES	March 31, 2023	December 31, 2022	March 31, 2022
GAAP operating expenses		$48,200	$46,462	$49,628

Less:	Stock-based compensation expense included in operating expenses
	Research and development	2,668	2,716	3,055
	Sales and marketing	1,653	1,643	1,948
	General and administrative	2,746	1,890	3,690
	Total	7,067	6,249	8,693

	Amortization of acquisition-related intangible assets	-	-	181

	Non-GAAP operating expenses	$41,133	$40,213	$40,754

		Three Months Ended
	RECONCILIATION OF INCOME FROM OPERATIONS	March 31, 2023	December 31, 2022	March 31, 2022
	GAAP income from operations	$5,757	$20,892	$51,047
	GAAP operating margin	5.4%	16.7%	28.0%

Add:	Total stock-based compensation	7,368	6,654	9,013
	Amortization of acquisition-related intangible assets	482	482	663

	Non-GAAP income from operations	$13,607	$28,028	$60,723
	Non-GAAP operating margin	12.8%	22.5%	33.3%

		Three Months Ended
	RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES	March 31, 2023	December 31, 2022	March 31, 2022
	GAAP provision (benefit) for income taxes	$596	$(1,138)	$5,353
	GAAP effective tax rate	8.0%	-5.2%	10.4%

	Tax effect of adjustments to GAAP results	(501)	(2,085)	(122)

	Non-GAAP provision for income taxes	$1,097	$947	$5,475
	Non-GAAP effective tax rate	7.2%	3.3%	8.9%

		Three Months Ended
	RECONCILIATION OF NET INCOME PER SHARE (DILUTED)	March 31, 2023	December 31, 2022	March 31, 2022
	GAAP net income	$6,875	$22,815	$46,248

	Adjustments to GAAP net income
	Stock-based compensation	7,368	6,654	9,013
	Amortization of acquisition-related intangible assets	482	482	663
	Tax effect of items excluded from non-GAAP results	(501)	(2,085)	(122)

	Non-GAAP net income	$14,224	$27,866	$55,802

	Average shares outstanding for calculation
	of non-GAAP net income per share (diluted)	57,579	57,535	60,107

	Non-GAAP net income per share (diluted)	$0.25	$0.48	$0.93

	GAAP net income per share (diluted)	$0.12	$0.40	$0.77

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$94,189	$105,372
Short-term marketable securities	264,439	248,441
Accounts receivable, net	20,585	20,836
Inventories	142,444	135,420
Prepaid expenses and other current assets	17,538	15,004
Total current assets	539,195	525,073

PROPERTY AND EQUIPMENT, net	173,506	176,681
INTANGIBLE ASSETS, net	6,054	6,597
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	19,771	19,034
OTHER ASSETS	21,030	20,862
Total assets	$851,405	$840,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,694	$30,088
Accrued payroll and related expenses	13,442	14,778
Taxes payable	667	938
Other accrued liabilities	14,259	12,572
Total current liabilities	63,062	58,376

LONG-TERM LIABILITIES:
Income taxes payable	15,741	15,757
Other liabilities	10,300	10,747
Total liabilities	89,103	84,880

STOCKHOLDERS' EQUITY:
Common stock	23	24
Additional paid-in capital	8,780	-
Accumulated other comprehensive loss	(5,044)	(7,344)
Retained earnings	758,543	762,536
Total stockholders' equity	762,302	755,216
Total liabilities and stockholders' equity	$851,405	$840,096

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,875	$22,815	$46,248
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	8,961	8,875	8,408
Amortization of intangible assets	543	544	724
Loss on disposal of property and equipment	7	209	75
Stock-based compensation expense	7,368	6,654	9,013
Amortization of premium on marketable securities	404	654	937
Deferred income taxes	(738)	4,824	(936)
Increase (decrease) in accounts receivable allowance for credit losses	(454)	-	75
Change in operating assets and liabilities:
Accounts receivable	705	(4,761)	10,660
Inventories	(7,024)	(15,328)	(3,849)
Prepaid expenses and other assets	(2,302)	(1,085)	1,552
Accounts payable	2,926	2,038	(1,709)
Taxes payable and other accrued liabilities	(686)	(1,341)	3,399
Net cash provided by operating activities	16,585	24,098	74,597

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,082)	(5,767)	(14,700)
Proceeds from sale of property and equipment	-	-	1,202
Purchases of marketable securities	(36,922)	(28,576)	(15,121)
Proceeds from sales and maturities of marketable securities	22,693	11,151	108,817
Net cash provided by (used in) investing activities	(18,311)	(23,192)	80,198

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	3,098	-	3,057
Repurchase of common stock	(1,687)	(18,745)	(134,689)
Payments of dividends to stockholders	(10,868)	(10,263)	(10,656)
Net cash used in financing activities	(9,457)	(29,008)	(142,288)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,183)	(28,102)	12,507

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	105,372	133,474	158,117

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$94,189	$105,372	$170,624

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com